As filed with the Securities and Exchange Commission on January 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation or organization)

20-3898239

(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

(Address of Principal Executive Offices) (Zip Code)

Spansion Inc. 2010 Equity Incentive Award Plan

(Full title of the plan)

John H. Kispert

President and Chief Executive Officer

Spansion Inc.

915 DeGuigne Drive, P.O. Box 3453

Sunnyvale, California 94088

(Name and address of agent for service)

(408) 962-2500

(Telephone number, including area code, of agent for service)

Copies to: Robert W. Phillips Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☒ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value, $0.001 per share	2,069,902 (2)	$14.53 (3)	$30,075,676.06	$3,873.75

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable under the Spansion Inc. 2010 Equity Incentive Award Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Class A Common Stock.

(2)	Represents 2,069,902 additional shares of Class A Common Stock reserved for future issuance under the Plan in accordance with the automatic increase provision in the Plan.

(3)

This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $14.53, which is the average of the high and low prices for the Registrant’s Class A Common Stock as reported on The New York Stock Exchange on January 17, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant filed with the Securities and Exchange Commission (the “Commission”) the following registration statements on Form S-8 relating to shares of the Registrant’s common stock, par value $0.001 per share, to be offered and sold under the Plan, and the contents of such registration statements are incorporated by reference in this registration statement: Registration Statement on Form S-8 filed May 10, 2010 (File No. 333-166715), Registration Statement on Form S-8 filed February 28, 2011 (File No. 333-172519), Registration Statement on Form S-8 filed February 23, 2012 (File No. 333-179642) and Registration Statement on Form S-8 filed February 26, 2013 (File No. 333-186876). The Registrant is hereby registering an additional 2,069,902 shares of common stock issuable or that may become issuable under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

 The following documents filed by the Registrant with the Commission are incorporated herein by reference:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012, filed with the Commission on February 25, 2013;

●

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2013;

●

the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 29, 2013, filed with the Commission on May 3, 2013, August 5, 2013 and November 1, 2013, respectively;

●

the Registrant’s Current Reports on Form 8-K filed with the Commission on February 21, 2013, April 30, 2013 (only with respect to Item 1.01), May 14, 2013, May 17, 2013, June 10, 2013, August 6, 2013, August 19, 2013, August 21, 2013, August 26, 2013, October 4, 2013, December 3, 2013, December 16, 2013 and December 19, 2013 and on Form 8-K/A filed with the Commission on August 19, 2013; and

●

the description of the Class A Common Stock contained in the registration statement on Form 8-A, filed with the Commission on June 22, 2010 by the Registrant to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.     Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California, on this 23rd day of January, 2014.

SPANSION INC.

By:	/s/ RANDY W. FURR
Name: Randy W. Furr Title: Corporate Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John H. Kispert and Randy W. Furr, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ JOHN H. KISPERT	Director, President and Chief Executive Officer	January 23, 2014
John H. Kispert	(Principal Executive Officer)

/s/ RANDY W. FURR	Corporate Executive Vice President and Chief Financial Officer	January 23, 2014
Randy W. Furr	(Principal Financial and Accounting Officer)

/s/ KEITH BARNES	Director	January 23, 2014
Keith Barnes

/s/ RAYMOND BINGHAM	Chairman of the Board	January 23, 2014
Raymond Bingham

/s/ HANS GEYER	Director	January 23, 2014
Hans Geyer

/s/ WILLIAM E. MITCHELL	Director	January 23, 2014
William E. Mitchell

/s/ CLIFTON THOMAS WEATHERFORD	Director	January 23, 2014
Clifton Thomas Weatherford

/s/ MICHAEL S. WISHART	Director	January 23, 2014
Michael S. Wishart

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP.

10.1

Spansion Inc. 2010 Equity Incentive Award Plan, filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-166715) filed with the Commission May 10, 2010, is hereby incorporated by reference.

10.2

Amendment to Spansion Inc. 2010 Equity Incentive Award Plan, filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2010, is hereby incorporated by reference.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of independent registered public accounting firm.

23.3	Consent of independent auditors.

24.1	Power of attorney (included in the signature page to this Registration Statement).